Exhibit 10.10

Amendment No. 1

To The

Supplemental Retirement Agreement

Between

The Bank of Hampton Roads

And

Douglas J. Glenn

THIS AMENDMENT No. 1 made effective this 31st day of December, 2008, by and between THE BANK OF HAMPTON ROADS, a banking corporation organized and existing under the laws of the Commonwealth of Virginia (the “Bank”) and DOUGLAS J. GLENN (the “Executive”).

WHEREAS, effective May 27, 2008, the Bank and the Executive entered into a Supplemental Retirement Agreement (the “Agreement”) to provide for the payment of deferred compensation by the Bank to the Executive; and

WHEREAS, the Bank and the Executive now desire to amend the Agreement, effective immediately, as follows:

1.	Section 1.04 shall be deleted and replaced with the following:

“Change in Control” is hereby defined as the date that (i) any one person, or more than one person, acting as a group, acquires ownership of stock of Hampton Roads Bankshares, Inc. that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of Hampton Roads Bankshares, Inc., (b) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by Hampton Roads Bankshares, Inc.’s stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (c) during any period of twelve consecutive months, (i) any one person, or more than one person, acting as a group, acquires ownership of stock of Hampton Roads Bankshares, Inc. that, together with stock held by such person or group constitutes more than 30% of the total voting power of the stock of Hampton Roads Bankshares, Inc., and (ii) individuals who at the beginning of such period constituted the Board cease in connection with such 30% change in voting stock ownership, cease to constitute a majority of the Board. Anything herein to the contrary notwithstanding, the definition of “Change in Control” shall be interpreted so as to comply with the terms of Section 409A of the Internal Revenue Code and the regulations thereunder.

2.	Article Sixteen is added as follows:

16.01   For purposes of this Article 16, a parachute payment is defined in Q&A 3 of Notice 2008-TAAP as any payment in the nature of compensation paid on account of an applicable severance of employment to the extent that the aggregate present value of such payments equals or exceeds an amount equal to three times the base amount. A parachute payment shall be interpreted in a manner that is consistent with Notice 2008-TAAP, Notice 2008-94 and all other current or future guidance issued pursuant to Section 111(b)(2)(C) of EESA or Section 280G(e) of the Internal Revenue Code of 1986, as amended (“Code”).

16.02 To the extent that any payment under the Agreement would be forfeited as a prohibited parachute payment under Section 111(b)(2)(C) of EESA, the Bank agrees to pay the Executive an additional payment equal to the forfeited payment plus one dollar, on July 1, 2012, or if later, the earliest date when Section 111(b)(2)(C) of EESA no longer prohibits such payment. Such payment shall be made in a single lump sum in cash, without interest. The Executive may be entitled to severance payments from multiple agreements and plans. The Bank, it its sole discretion, shall determine which payments shall be delayed. Notwithstanding anything in this paragraph to the contrary, the additional amounts due under the Agreement shall not be paid if the Treasury Department or other governmental agency issues guidance subsequent to the date of the Agreement that would prohibit such payment.

3.         In all other respects, the Agreement as originally adopted is hereby ratified and affirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the Bank, by its duly authorized officer, has caused this Amendment No. 1 to be duly executed, and the Executive has hereunto set his hand and seal, as of the day and year first above written.

THE BANK OF HAMPTON ROADS

By: /s/ Emil A. Viola
Emil A. Viola, Chairman

ATTEST:

/s/Tiffany K. Glenn

Tiffany K. Glenn, Secretary

EXECUTIVE:

/s/Douglas J. Glenn
Douglas J. Glenn

Acknowledged and Affirmed:

HAMPTON ROADS BANKSHARES, INC.

By: /s/ Emil A. Viola
Emil A. Viola, Chairman

ATTEST:

/s/Tiffany K. Glenn

Tiffany K. Glenn, Secretary

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